Exhibit (c)(6)

Project Revere Valuation Sensitivities January 14, 2016 Corporate and Investment Banking | Global Power Strictly Private and Confidential

Confidential Material Disclaimer The following pages contain material provided to the Board of Directors of Talen Energy Corporation (“Talen” or the “Company”) by Citigroup Global Markets Inc. (“Citi”) in connection with a proposal from Riverstone Holdings LLC (“Riverstone”). The accompanying material was compiled or prepared on a confidential basis solely for the use of the Board of Directors of the Company and not with a view toward public disclosure under any securities laws or otherwise. The information contained in the accompanying material was obtained from the Company and other sources. Any estimates and projections contained herein have been prepared or adopted by management of the Company, obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Citi does not take responsibility for such estimates and projections, or the basis on which they were prepared. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. In preparing the accompanying material, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the management of the Company, that they are not aware of any relevant information that has been omitted or that remains undisclosed to Citi. The accompanying material was not prepared for use by readers not as familiar with the Company as the Board of Directors of the Company and, accordingly, neither the Company nor Citi nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material if used by persons other than the Board of Directors of the Company. The accompanying material is necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing and disclosed to Citi, as of the date of the accompanying material. Citi does not have any obligation to update or otherwise revise the accompanying material. Nothing contained herein shall be construed as legal, regulatory, tax or accounting advice. 1

Talen Summary Projections and Case Comparison

Adjusted EBITDA[1]

($ in millions)



$774 $772 $811
$717 $646 $830
$666 $596 $774
$691 $620 $802
$685 $614 $809
2016 2017 2018 2019 2020
$833 $720 $646 $594 NA

Unlevered Free Cash Flow

($ in millions)



$306 $312 $335
$254 $191 $344
$228 $195 $313
$265 $221 $351
$303 $254 $386
2016 2017 2018 2019 2020

Levered Free Cash Flow

($ in millions)



$275 $282 $304
$164 $101 $254
$145 $110 $231
$160 $114 $246
$197 $144 $280
2016 2017 2018 2019 2020

Gas and Power Prices

Gas Prices ($/mmBtu)	2016	2017	2018	2019	2020
Henry Hub Gas					
Base Case	$2.58	$2.84	$3.02	$3.19	$3.59
Downside Case	2.06	2.28	2.42	2.55	2.87
Upside Case	3.09	3.41	3.62	3.83	4.31
TETCO-M3/D					
Base Case	$2.32	$2.80	$3.05	$3.26	$3.50
Downside Case	1.86	2.24	2.44	2.61	2.80
Upside Case	2.79	3.36	3.66	3.91	4.20

Power Prices ($/MWh)	2016	2017	2018	2019	2020
PJM West Hub ATC					
Base Case	$35.07	$34.34	$32.77	$33.36	$34.26
Downside Case	31.56	30.90	29.49	30.02	30.84
Upside Case	38.58	37.77	36.04	36.69	37.69
ERCOT NorthHub ATC					
Base Case	$25.56	$27.84	$27.59	$28.32	$29.09
Downside Case	23.00	25.06	24.83	25.49	26.18
Upside Case	28.11	30.62	30.35	31.15	31.99
NEPOOL Hub ATC					
Base Case	$42.88	$43.66	$43.18	$42.92	$42.22
Downside Case	38.59	39.29	38.86	38.63	38.00
Upside Case	47.17	48.03	47.50	47.21	46.45

Source: Talen 2016 – 2020 Business Plan- Post Mitigation and FactSet.
Note: Market data as of January 7, 2016.
1. Consistent with Reg G disclosure.

Consensus EBITDA | Base Case | Downside Case: 20% Gas and 10% Power Decrease | Upside Case: 20% Gas and 10% Power Increase

2

Talen Valuation Summary Analysis Valuation Summary Assumptions • 4-year unlevered DCF (2016 – 2019) • Unlevered cash taxes based on 40% tax rate and company-provided taxes • 2015 net debt balance of $3,414mm • 128.9mm share outstanding • Terminal value based on 7.3x average of Dynegy and NRG’s 2017 EV/EBITDA multiple applied to 2020 EBITDA (FY+1) and 0.5 step for low and high cases, respectively • WACC range of 6.7% – 7.3% • Downside sensitivity based on 20% gas and 10% power decrease • Upside sensitivity based on 20% gas and 10% power increase • Citi has not had the opportunity to diligence the Downside and Upside Cases Source: Talen 2016 – 2020 Business Plan- Post Mitigation and FactSet. Note: Market data as of January 7, 2016. 1. Talen 2017 Adjusted EBITDA of $717mm for Base Case, $646mm for Downside Case and $830mm for Upside Case. $11.00 per Share Proposal (74% premium to current share price) Current Share Price: $6.32 Implied EV/2017 EBITDA1 Equity Value per Share Reference Range Low High Base Case 6.2x 7.0x Downside Case: 20% Gas and 10% Power Decrease 6.1 7.0 Upside Case: 20% Gas and 10% Power Increase 6.4 7.3 $7.92 $4.23 $14.77 $12.68 $8.49 $20.40 3

Appendix

Discounted Cash Flow Analysis – Base Case

Discounted Cash Flow Analysis	2016	2017	2018	2019	2020
($ in millions)	6/30/2016	6/30/2017	6/30/2018	6/30/2019	6/30/2020
Gross Margin	**$1,771**	**$1,720**	**$1,681**	**$1,695**	**$1,712**
O&M Expense	(1,066)	(1,057)	(1,062)	(1,049)	(1,076)
Other Income / (Expense)	(14)	(8)	(8)	(10)	(10)
Non-Cash Adjustments	82	62	55	56	60
Adjusted EBITDA	**$774**	**$717**	**$666**	**$691**	**$685**
Adj. Cash Taxes[1]	(55)	(85)	(82)	(82)	(97)
Nuclear Fuel	143	136	137	135	136
Other Cash Adjustments	9	(24)	(15)	(12)	5
Capital Expenditures	(565)	(490)	(478)	(466)	(427)
Unlevered Free Cash Flow	**$306**	**$254**	**$228**	**$265**	**$303**
Unlevered Free Cash Flow Utilized For Valuation	*306*	*254*	*228*	*265*	*0*

Unlevered Valuation Analysis

(in millions, except per share values)

Terminal Values

	Low	Mid	High
2020 EBITDA	$685	$685	$685
FY+1 EV/EBITDA	6.8x	7.3x	7.8x
Terminal Enterprise Value	$4,657	$4,999	$5,342

Key Metrics

	12/31/2015	12/31/2020
Debt	$4,459	$2,973
Cash	(1,045)	(359)
Net Debt	$3,414	$2,614
Terminal EBITDA	NA	$685
Shares Outstanding	128.9	128.9

Present Value of Cash Flows

WACC			
6.7%	$931	$931	$931
7.0	927	927	927
7.3	922	922	922

Present Value of Terminal Value

WACC \ EV/EBITDA	6.8x	7.3x	7.8x
6.7%	$3,589	$3,853	$4,117
7.0	3,551	3,812	4,074
7.3	3,514	3,772	4,031

Enterprise Value

WACC \ EV/EBITDA	6.8x	7.3x	7.8x
6.7%	$4,520	$4,784	$5,048
7.0	4,478	4,739	5,000
7.3	4,436	4,694	4,953

Equity Value

WACC \ EV/EBITDA	6.8x	7.3x	7.8x
6.7%	$1,106	$1,370	$1,634
7.0	1,064	1,325	1,586
7.3	1,022	1,280	1,539

Equity Value per Share

WACC \ EV/EBITDA	6.8x	7.3x	7.8x
6.7%	$8.58	$10.63	$12.68
7.0	8.25	10.28	12.30
7.3	7.92	9.93	11.94

Implied EV/2017 EBITDA

WACC \ EV/EBITDA	6.8x	7.3x	7.8x
6.7%	6.3x	6.7x	7.0x
7.0	6.2	6.6	7.0
7.3	6.2	6.5	6.9

Source: Talen 2016 – 2020 Business Plan- Post Mitigation.

1. Unlevered cash taxes based on 40% tax rate and company-provided taxes.

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Discounted Cash Flow Analysis – Downside Case

Discounted Cash Flow Analysis	2016	2017	2018	2019	2020
($ in millions)	6/30/2016	6/30/2017	6/30/2018	6/30/2019	6/30/2020
Adjusted EBITDA	**$772**	**$646**	**$596**	**$620**	**$614**
Adj. Cash Taxes[1]	(46)	(78)	(45)	(55)	(75)
Nuclear Fuel	143	136	137	135	136
Other Cash Adjustments	9	(22)	(15)	(12)	5
Capital Expenditures	(565)	(490)	(478)	(466)	(427)
Unlevered Free Cash Flow	**$312**	**$191**	**$195**	**$221**	**$254**
Unlevered Free Cash Flow Utilized For Valuation	*312*	*191*	*195*	*221*	*0*

Unlevered Valuation Analysis

(in millions, except per share values)

Terminal Values

	Low	Mid	High
2020 EBITDA	$614	$614	$614
FY+1 EV/EBITDA	6.8x	7.3x	7.8x
Terminal Enterprise Value	$4,174	$4,481	$4,789

Key Metrics

	12/31/2015	12/31/2020
Debt	$4,459	$2,973
Cash	(1,045)	(359)
Net Debt	$3,414	$2,614
Terminal EBITDA	NA	$614
Shares Outstanding	128.9	128.9

Present Value of Cash Flows

WACC			
6.7%	$817	$817	$817
7.0	814	814	814
7.3	810	810	810

Present Value of Terminal Value

WACC \ EV/EBITDA	6.8x	7.3x	7.8x
6.7%	$3,217	$3,454	$3,691
7.0	3,183	3,418	3,652
7.3	3,150	3,381	3,613

Enterprise Value

WACC \ EV/EBITDA	6.8x	7.3x	7.8x
6.7%	$4,035	$4,272	$4,508
7.0	3,997	4,231	4,465
7.3	3,960	4,191	4,423

Equity Value

WACC \ EV/EBITDA	6.8x	7.3x	7.8x
6.7%	$621	$858	$1,094
7.0	583	817	1,051
7.3	546	777	1,009

Equity Value per Share

WACC \ EV/EBITDA	6.8x	7.3x	7.8x
6.7%	$4.81	$6.65	$8.49
7.0	4.52	6.34	8.16
7.3	4.23	6.03	7.83

Implied EV/2017 EBITDA

WACC \ EV/EBITDA	6.8x	7.3x	7.8x
6.7%	6.2x	6.6x	7.0x
7.0	6.2	6.5	6.9
7.3	6.1	6.5	6.8

Source: Source: Talen 2016 – 2020 Business Plan- Post Mitigation and Business Plan with Downside Sensitivities prepared by Talen Management.

1. Unlevered cash taxes based on 40% tax rate and company-provided taxes.

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Discounted Cash Flow Analysis – Upside Case

Discounted Cash Flow Analysis	2016	2017	2018	2019	2020
($ in millions)	6/30/2016	6/30/2017	6/30/2018	6/30/2019	6/30/2020
Adjusted EBITDA	**$811**	**$830**	**$774**	**$802**	**$809**
Adj. Cash Taxes[1]	(62)	(107)	(104)	(107)	(138)
Nuclear Fuel	143	136	137	135	136
Other Cash Adjustments	8	(25)	(15)	(12)	5
Capital Expenditures	(565)	(490)	(478)	(466)	(427)
Unlevered Free Cash Flow	**$335**	**$344**	**$313**	**$351**	**$386**
Unlevered Free Cash Flow Utilized For Valuation	*335*	*344*	*313*	*351*	*0*

Unlevered Valuation Analysis

(in millions, except per share values)

Terminal Values

	Low	Mid	High
2020 EBITDA	$809	$809	$809
FY+1 EV/EBITDA	6.8x	7.3x	7.8x
Terminal Enterprise Value	$5,499	$5,904	$6,308

Key Metrics

	12/31/2015	12/31/2020
Debt	$4,459	$2,973
Cash	(1,045)	(359)
Net Debt	$3,414	$2,614
Terminal EBITDA	NA	$809
Shares Outstanding	128.9	128.9

Present Value of Cash Flows

WACC			
6.7%	$1,182	$1,182	$1,182
7.0	1,176	1,176	1,176
7.3	1,170	1,170	1,170

Present Value of Terminal Value

WACC \ EV/EBITDA	6.8x	7.3x	7.8x
6.7%	$4,238	$4,550	$4,862
7.0	4,194	4,502	4,811
7.3	4,149	4,455	4,760

Enterprise Value

WACC \ EV/EBITDA	6.8x	7.3x	7.8x
6.7%	$5,420	$5,732	$6,044
7.0	5,369	5,678	5,986
7.3	5,319	5,624	5,930

Equity Value

WACC \ EV/EBITDA	6.8x	7.3x	7.8x
6.7%	$2,006	$2,318	$2,630
7.0	1,955	2,264	2,572
7.3	1,905	2,210	2,516

Equity Value per Share

WACC \ EV/EBITDA	6.8x	7.3x	7.8x
6.7%	$15.56	$17.98	$20.40
7.0	15.16	17.56	19.95
7.3	14.77	17.14	19.51

Implied EV/2017 EBITDA

WACC \ EV/EBITDA	6.8x	7.3x	7.8x
6.7%	6.5x	6.9x	7.3x
7.0	6.5	6.8	7.2
7.3	6.4	6.8	7.1

Source: Source: Talen 2016 – 2020 Business Plan- Post Mitigation and Business Plan with Upside Sensitivities prepared by Talen Management.

1. Unlevered cash taxes based on 40% tax rate and company-provided taxes.

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